Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 9 to Registration Statement No. 333-196998 of our report dated March 17, 2015 relating to the consolidated financial statements of Lantheus Holdings, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 15, 2015